                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 12, 2004
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Everlast Worldwide Inc.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        0-25918                 13-3672716
  ----------------------              -------------         --------------------
      (State or Other                  (Commission              (IRS Employer
      Jurisdiction of                  File Number)          Identification No.)
      Incorporation)

               1350 Broadway, Suite 2300, New York, New York 10018
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                     (Address of Principal Executive Office)

                                 (212) 239-0990
                                 --------------
                         (Registrant's telephone number,
                              including area code)

                 -----------------------------------------------
                  (Former Name, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

            On  January  13,  2004,  Everlast  Worldwide  Inc.  (the  "Company")
announced  that on January 12, 2004 it had  executed  an  agreement  dated as of
December 16, 2003 (the  "Agreement"),  with the principal holder (the "Principal
Preferred  Stockholder")  of the  Company's  Series A  Redeemable  Participating
Preferred  Stock  (the  "Series A  Preferred  Stock"),  which  restructures  the
Company's  required minimum  redemptions  under its Certificate of Designations,
Powers  Preferences and Rights. The Company believes that the restructuring will strengthen its balance sheet and will provide greater flexibility to execute its brand equity building strategies.

            Under the terms of the Agreement,  in lieu of a cash payment for the redemption  of a portion of the Series A  Preferred  Stock due to the  Principal
Preferred Stockholder, $2,000,000 per year for each of the four years commencing
December 14, 2003 will be converted  into four term loans  ("Loans").  The Loans shall be evidenced by four promissory notes from the Company which shall provide for the payment of interest only on the unpaid balance,  at the rate of 9.5% per annum  during  the years  2004  through  2007 and 10%  during  2008.  The Loans, aggregating  $8,000,000,  shall mature on December 14, 2008.  The Company  shall have the right to pre-pay the promissory notes in full, with no prepayment fees, prior to December 14, 2008 together with all unpaid  interest due at the time of pre-payment.  As an  inducement  to  consummate  this  transaction,  the Company declared a special  dividend  to this  Principal  Preferred  Stockholder  in the amount of $800,000 and will issue additional promissory notes in varying amounts upon the  conversion  of  preferred  stock to notes  payable in each of the four years commencing  December 2003. There are no changes to the existing  preferred dividend formula currently being used on the outstanding  redeemable  percentage of the Series A Preferred  Stock.  The  Agreement  does not affect the rights of holders of the Series A  Preferred  Stock  other  than the  Principal  Preferred
Stockholder.  The Agreement also provides that the Make Whole  Adjustment  under the  terms  of  an  existing  merger  agreement  with  the  Principal  Preferred
Stockholder has been extended from October 24, 2005 to October 24, 2007.

ITEM 7.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

            (c) Exhibits:

99.1        Press  release of Everlast  Worldwide  Inc.  dated  January 13, 2004 announcing the  strengthening  of its balance sheet by entering into an agreement to  restructure  its Series A Preferred  Stock  minimum redemptions.

99.2        Agreement dated December 16, 2003 by and between the Company and the
            Principal Preferred Stockholder.

99.3        Promissory Note for $2,000,000 issued by the Company in favor of the
            Principal Preferred Stockholder.

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                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                       EVERLAST WORLDWIDE INC.

January 15, 2004                       By: /s/ Matthew Mark
                                           ---------------------------
                                           Name:  Matthew Mark
                                           Title: Chief Financial Officer